UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2008

LINKWELL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-24977	65-1053546
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

No. 476 Hutai Branch Road, Baoshan District, Shanghai, China	200436
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (8621) 66620069

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into Material Definitive Agreement.

On February 15, 2008, Linkwell Corporation, a Florida corporation (“Linkwell”) and its wholly-owned subsidiary, Linkwell Tech Group, Inc., a Florida corporation (“Linkwell Tech”), entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Ecolab Inc., a Delaware corporation (“Ecolab”), pursuant to which Ecolab agreed to purchase and Linkwell Tech agreed to sell 888,889 of its shares (the “Shares”), or 10% of the issued and outstanding capital stock of Linkwell Tech, for $2 million dollars (the “Stock Purchase”).  The transaction is expected to close by the end of April after the satisfaction of certain conditions as set forth in the Stock Purchase Agreement.

In connection with and as a condition to closing the Stock Purchase Agreement, on February 29, 2008, Shanghai Likang Disinfectant High-Tech, Co. Ltd., a Chinese company and a subsidiary of Linkwell Tech (“Disinfectant”), entered into a series of commercial agreements, including a Consulting Agreement, two Distributor Agreements, and a Sales Representative Agreement.

Pursuant to the Consulting Agreement, Disinfectant is providing consulting services to Ecolab Chemicals Ltd., a company of limited liabilities incorporated under the laws of China and a wholly-owned subsidiary of Ecolab (“Ecolab Chemicals”), including identifying all regulatory approvals for manufacture, productions, transport, market, sale distribution and or use for certain of Ecolab Chemicals’ infection control, cleaning and sanitizing products for the period the Disinfectant Distribution Agreement (defined below) is in effect.  Pursuant to the first Distribution Agreement, Disinfectant is a distributor for the promotion, sale and distribution of certain of Ecolab Chemicals’ infection control, cleaning and sanitizing products (the “Disinfectant Distribution Agreement”) for the territory of the People’s Republic of China (the “P.R.C.”) (excluding Hong Kong, Taiwan and Macau) for the period of two years unless extended or terminated early. Pursuant to the second Distribution Agreement, Ecolab Chemicals is the exclusive distributor for the promotion, marketing, sale and distribution of certain of certain of Disinfectant’s infection control products (the “Ecolab Chemicals Distribution Agreement”) for the territory of Hong Kong, Taiwan and Macau for the period of two years unless extended or terminated early. Pursuant to the Sales Representative Agreement, Disinfectant is a sales representative for the solicitation of sales of Ecolab Chemicals’ pest elimination services for the territory of the P.R.C. (excluding Hong Kong, Taiwan and Macau) for the period of two years unless extended or terminated early.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINKWELL CORPORATION

	By:	/s/ Xuelian Bian
Xuelian Bian
President and Chief Executive Officer
Date: March 6, 2008